Exhibit 10.1

PURCHASE AND SALE AGREEMENT

Between

CHP SURPRISE AZ REHAB OWNER, LLC
CHP LAS VEGAS NV REHAB OWNER, LLC,
CHP OKLAHOMA CITY OK REHAB OWNER, LLC,
CHP MISHAWAKA IN REHAB OWNER, LLC,
each, a Delaware limited liability company
(collectively, “Seller”)

and

GMR SURPRISE, LLC,
GMR LAS VEGAS, LLC,
GMR OKLAHOMA NORTHWEST, LLC,

 GMR SOUTH BEND, LLC
each, a Delaware limited liability company
(collectively, “Buyer”)

Properties:

9175 West Oquendo Road, Las Vegas, NV
13060 West Bell Road, Surprise, AZ
60205 Bodnar Boulevard, Mishawaka, IN
5401 West Memorial Road, Oklahoma City, OK

March 12, 2019

i

9.	Closing; Deliveries		16
	9.1.	Time of Closing	16
	9.2.	Seller Deliveries	16
	9.3.	Buyer Deliveries	18

10.	Apportionments; Taxes; Expenses		18
	10.1.	Apportionments	18
	10.2.	Closing Costs	19

11.	Damage or Destruction; Condemnation; Insurance		20

12.	Remedies		20
	12.1.	Buyer Default	20
	12.2.	Seller Default	21

13.	Possession		21

14.	Notice		21

15.	Advisors		22

16.	Escrow Agent		22
	16.1.	Obligations	22
	16.2.	Reliance	23
	16.3.	Indemnification	23
	16.4.	Disputes	23
	16.5.	Counsel	23
	16.6.	Interest	23

17.	Indemnification		24
	17.1.	Survival	24
	17.2.	Seller’s Indemnification	24
	17.3.	Buyer’s Indemnification	24
	17.4.	Indemnification Procedure; Notice of Indemnification Claim	25
	17.5.	Guarantor Guaranty	26

18.	Miscellaneous		26
	18.1.	Assignability	26
	18.2.	Governing Law; Bind and Inure	26
	18.3.	Recording	26
	18.4.	Time of the Essence	26
	18.5.	Further Assurances	26
	18.6.	Exclusivity	26
	18.7.	Intentionally Omitted	26
	18.8.	Headings	26
	18.9.	Counterparts; Electronic Signatures	27
	18.10.	Exhibits	27
	18.11.	Use of Proceeds to Clear Title	27

ii

18.12.	Submission not an Offer or Option	27
18.13.	Entire Agreement; Amendments	27
18.14.	Attorneys’ Fees	27
18.15.	Waiver of Jury Trial	27
18.16.	No Waiver	28
18.17.	Rules of Construction	28
18.18.	Confidentiality	28
18.19.	Joint and Several Liability	28
18.20.	Section 1031 Exchange	29
18.21.	REIT Status	29

iii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into effective as of the 12th day of March, 2019 (the “Effective Date”), by and between CHP SURPRISE AZ REHAB OWNER, LLC (the “Arizona Property Seller”), CHP MISHAWAKA IN REHAB OWNER, LLC (the “Indiana Property Seller”), CHP LAS VEGAS NV REHAB OWNER, LLC (the “Nevada Property Seller”), and CHP OKLAHOMA CITY OK REHAB OWNER, LLC (the “Oklahoma Property Seller”), each, a Delaware limited liability company (each, a “Seller” and collectively, the “Sellers”); and GMR SURPRISE, LLC (the “Arizona Property Buyer”), GMR SOUTH BEND, LLC (the “Indiana Property Buyer”), GMR LAS VEGAS, LLC (the “Nevada Property Buyer”), and GMR OKLAHOMA NORTHWEST, LLC (the “Oklahoma Property Buyer”), each, a Delaware limited liability company (each, a “Buyer,” and collectively, “Buyers”). First American Title Insurance Company (“Escrow Agent”) joins in this Agreement for the limited purposes set forth herein.

BACKGROUND

A.          This Agreement is made with reference to the following property (collectively, the “Property”):

(1)         Each Seller’s fee interest in those certain real properties located at (i) 13060 West Bell Road, Surprise, AZ (the “Arizona Property”), (ii) 60205 Bodnar Boulevard, Mishawaka, IN (the “Indiana Property”), (iii) 9175 West Oquendo Road, Las Vegas, NV (the “Nevada Property”), and (iv) 5401 West Memorial Road, Oklahoma City, OK (the “Oklahoma Property,” and together with the Nevada Property, the Arizona Property, the Indiana Property, collectively, the “Properties”), which land is more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference, together with all easements, rights and privileges appurtenant thereto, if any (collectively, the “Land”);

(2)         All of each Seller’s right, title and interest in and to the medical office building located upon the Land (the “Building”), together with all improvements, structures, fixtures and parking areas located on the Land, if any, and appurtenant thereto (the Building and such improvements, structures, fixtures and parking areas being hereinafter collectively referred to as the “Improvements,” and the Land and the Improvements being hereinafter collectively referred to as the “Real Property”);

(3)         All of each Seller’s right, title and interest in and to the tenant leases relating to the Improvements and other occupancy agreements with tenants occupying or using all or any portion of the Real Property (collectively with all amendments thereto, the “Leases”), any and all security deposits, letters of credit, advance rental, letters of credit or like payments, if any, held by such Seller (collectively, the “Security Deposits”), and all guaranties of the Leases, if any, held by such Seller;

(4)         All of each Seller’s right, title and interest in and to all fixtures, equipment, appliances, and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Real Property, owned by such Seller and located within the Real Property but expressly excluding any of the foregoing owned or leased by any tenant and any personal property owned or leased by a third party (the “Personal Property”), it being agreed that Personal Property owned or leased by tenant and/or a third party shall include but not be limited to all accounting software or related items, computers, network equipment, furniture, artwork and medical equipment; and

1

(5)         All of each Seller’s right, title and interest in and to all intangible rights and property used or useful in connection with the foregoing, if any, including, without limitation, all books, records, files, development rights, contract rights, guaranties, licenses, plans, drawings, customer lists, manuals, engineering data, procedures, systems, computer programs, models, blueprints, plans, design specifications, equipment lists, parts lists, descriptions, data, art work, advertising material, permits and warranties and all of such Seller’s rights, title and interest, if any, in and to any service marks, logos or any trade names as well as all of such Seller’s rights and remedies under all construction, design and related agreements relating exclusively to the Building (collectively, the “Intangible Property”).

B.           Sellers are prepared to sell, transfer and convey the Properties to Buyers, and Buyers are prepared to purchase and accept the same from Sellers, all for the Purchase Price and on the other terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

1.            Sale and Purchase. Sellers hereby agree to sell, transfer and convey the Properties to Buyers, and Buyers hereby agree to purchase and accept the Properties from Sellers, in each case for the Purchase Price and subject to the other terms and conditions set forth in this Agreement.

2.            Purchase Price. The purchase price for the Properties (the “Purchase Price”) shall be Ninety-Four Million and 00/100 Dollars ($94,000,000.00) and allocated with respect to each Property as follows; provided, that if the Earn-Out Sale (as defined below) takes place as set forth below, then the Purchase Price shall increase to Ninety-Five Million and 00/100 Dollars ($95,000,000.00):

Property:		Allocated Purchase Price:
(i)	Indiana Property	$16,000,000.00
(ii)	Nevada Property	$21,500,000.00
(iii)	Oklahoma Property	$28,000,000.00
(iv)	Arizona Property	$28,500,000.00

The Purchase Price shall be subject to an increase to $95,000,000 upon the consummation of the Earn-Out Sale (as defined below). If the Earn-Out Sale occurs on or before May 31, 2019, Sellers shall receive an earn-out in the amount of One Million Dollars ($1,000,000) (the “Earn-Out Amount”), which Buyers shall pay in a single lump-sum payment upon the expiration of the Survival Period in Section 17.1, subject to Seller’s satisfaction of the conditions set forth on Schedule 2 attached hereto and by this reference made a part hereof. Buyers’ obligation with respect to the foregoing earn-out shall expressly survive Closing.

2

The Purchase Price, subject to the terms and conditions hereinafter set forth, shall be paid to Sellers by Buyers as follows:

2.1.        Deposit. Within three (3) Business Days (as defined below) following the mutual execution and delivery of this Agreement by Buyers and Sellers, Buyers shall deliver to Escrow Agent a deposit in the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (together with any interest thereon, the “Deposit”). The Deposit shall be delivered to Escrow Agent in immediately available funds, to be held in escrow and delivered in accordance with this Agreement at the following address: First American Title Insurance Company, 420 S. Orange Avenue, Suite 250, Orlando, FL 32801, attention: Metta Grier, Senior Commercial Closer, telephone: (407) 541-3224, e-mail: mgrier@firstam.com, to work in conjunction with Brian Serikaku, Senior Escrow Officer, telephone: (213) 271-1774, facsimile: (877) 398-1603, e-mail: bmserikaku@firstam.com.

2.2.        Payment at Closing. At the consummation of the transaction contemplated hereby (the “Closing”), Buyers shall deliver to Escrow Agent cash or immediately available funds in an amount equal to the Purchase Price, less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at the Closing by wire transfer of immediately available federal funds, transferred to the order or account of Sellers or such other person as Sellers may designate in writing, subject to the terms of the Post-Closing Escrow Agreement (as defined in Section 17.1, below).

The delivery and recording of documents and the disbursement of funds shall be effectuated through the Escrow Agent at the Closing and pursuant to the closing instructions from the parties hereto, which closing instructions shall not modify or diminish the parties’ respective obligations hereunder.

2.3.        Independent Consideration. Sellers and Buyers acknowledge and agree that One Hundred Dollars ($100.00) of the Deposit shall be paid to Sellers if this Agreement is terminated for any reason (the “Independent Contract Consideration”), in addition to any other rights Sellers may have hereunder. Moreover, Sellers and Buyers acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Sellers’ execution and delivery of this Agreement and is non-refundable to Buyers.

2.4.        Allocation. Sellers and Buyers acknowledge that the Purchase Price shall be allocated between the Land and the Personal Property for title insurance and transfer tax purposes as [set forth in Paragraph 2 above, or otherwise as] may be mutually determined by Buyers and Sellers in their reasonable discretion prior to the expiration of the Inspection Period. Otherwise, the Parties shall be free to allocate the Purchase Price as they reasonably see fit.

3.            Inspection Period. No later than three (3) Business Days after the Effective Date, Sellers shall, to the extent the items are in Sellers’ possession or are readily available to Sellers, deliver to Buyers accurate and complete copies of all of the information set forth on Exhibit “K” with respect to each Property (collectively, the “Property Information”). All Property Information shall be delivered to Attention: Alfonzo Leon, Chief Investment Officer, Global Medical REIT, address: 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, telephone: (202)       524-6853, facsimile: (202)       380-0891, e-mail: AlfonzoL@globalmedicalreit.com.

3

3.1.        Entry. During the Inspection Period (as defined below), subject to the terms of the Leases affecting the Property, Buyers and their agents and representatives shall be permitted reasonable access to the Properties at reasonable times, at their own risk and following not less than two (2) Business Days prior written notice to Sellers, which notice may be by e-mail to Matt Ragsdale at matt.ragsdale@cnl.com with a copy to Michael Tetrick at mike.tetrick@cnl.com and Tracey Bracco at tracey.bracco@cnl.com, for the sole purpose of conducting such inspections; provided, however, that it is expressly understood and agreed by the Buyers that in no event shall Buyers be entitled to conduct any Phase II environmental inspection without Sellers’ prior written consent. In cooperation with the Sellers, Buyers will schedule and conduct Inspections so as not to unreasonably interfere with the Properties and the businesses conducted thereon. During the course of their assessment of the Properties, Buyers agree that Buyers shall speak only with such personnel as any applicable Seller may approve in advance, which approval shall not be unreasonably withheld, conditioned or delayed. Buyers may conduct inspections to the extent permitted by the Leases. In cooperation with the Buyers, the Sellers will use commercially reasonable efforts to schedule interviews and inspections with tenants of the Properties identified by the Buyers. Any applicable Seller shall have the right to accompany a Buyer while a Buyer is at any of the Properties conducting Inspections or at any time when a Buyer is conducting interviews, wherever located. Buyers shall cooperate with the applicable Seller in complying with the terms and conditions of any such Leases during such interviews and/or Inspections.

All inspections shall be conducted in a competent and professional manner, in accordance with applicable industry standards and at Buyers’ sole cost and expense. Buyers shall use commercially reasonable efforts to ensure that all parties involved in conducting the Inspections conduct themselves with the level of skill and care generally exercised by recognized professionals in those fields and in full compliance with applicable laws, regulations, orders, and ordinances. If Buyers intend to take any sample from any Properties in connection with any physical investigations permitted herein, then Buyers shall give reasonable advance notice to the applicable Seller to enable such Seller to have the opportunity to simultaneously obtain a similar sample in order to allow such Seller, if it so chooses, to perform its own analysis. Buyers shall, immediately after any entry, inspection or test, restore the applicable Property, in all material respects and at its sole cost, to the condition which existed immediately prior thereto (to the extent practicable), including replacing paving and landscaping. The foregoing restoration obligations of Buyers shall survive the Closing or earlier termination of this Agreement.

Buyers hereby agree to indemnify, save, insure, pay, defend, protect, and hold harmless Sellers from and against any and all damage or loss, including reasonable out of pocket attorneys’ fees and court costs that are sustained or incurred as a result of, and all death, personal injury, or property damage caused by or related to Buyers or any the inspections conducted pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, Buyers shall not have any liability hereunder to the extent arising out of (i) the discovery of any pre- existing condition at any of the Properties, (ii) the gross negligence or intentional misconduct of Sellers or any of their respective agents, employees, contractors, consultants, representatives, members and officers, or (iii) any punitive or special damages. The indemnity obligation of this Section 3.1 shall survive the Closing or any earlier termination of this Agreement.

4

In addition to, and without limiting, Buyers’ obligations under this Section 3.1, Buyers agree to not disclose the results of any inspections or of any other analyses of the Properties and the businesses conducted thereon that are obtained or conducted by or on behalf of Buyer to any governmental authority unless expressly required to do so by applicable law, in which event Buyers shall:

(a)          promptly notify Sellers in advance of such planned disclosure and the reasons therefor, and provide Sellers the opportunity to comment in advance upon any communications, filings, reports, correspondence or other writings to be provided to any governmental authority and to participate in any meetings or communications with such governmental authority relating in any way to such disclosures;

(b)          make good-faith efforts to take into account, in any communications, filings, reports, correspondence, writings or meetings with or submitted to any governmental authority, any comments provided or positions advocated by Sellers in any way to such disclosures;

(c)          concurrently provide Sellers with copies of all material reports, documents or information submitted or reported to any governmental authority in connection with such disclosures; and

(d)          promptly provide Sellers with copies of all material correspondence received from a governmental authority relating to such disclosures.

3.2.      Inspection Period. The term “Inspection Period,” as used herein, shall mean the period commencing on the Effective Date and ending at 5:00 p.m. Eastern time on March 15, 2019.

3.2.1.          If Buyers approve of all due diligence matters and elect to proceed with the closing of the transaction, then on or prior to the expiration of the Inspection Period, Buyers shall provide Sellers with written notice thereof (the “Approval Notice”), in which event the contingency provided for in this Section 3.2 shall no longer be applicable, and this Agreement shall continue in full force and effect.

3.2.2.          Buyers may terminate this Agreement in their sole discretion for any reason or no reason either by giving written notice of such election to Sellers at any time prior to the expiration of the Inspection Period or by failing to provide Sellers with the Approval Notice prior to the expiration of the Inspection Period (which shall be deemed Buyers’ disapproval of Buyers’ due diligence). In either case, the Deposit shall automatically be refunded and returned forthwith to Buyers without any action or approval required on the Sellers’ part and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

5

3.3.       Title and Survey Matters. Sellers shall use commercially reasonable efforts to cause Escrow Agent (in its capacity as title company issuing the title policy described below, (“Title Company”)) to furnish to Buyers and Sellers, within five (5) Business Days following the Effective Date, a preliminary title report (each, a “Title Report”) with respect to each Property together with copies of all instruments listed as exceptions to title. Buyers will have until the end of the Inspection Period to give written notice to Sellers specifying Buyers’ objections to each Title Report, title exceptions listed therein, and the applicable survey (collectively, “Title Objections”), if any. If Buyers timely notify Sellers in writing of the Title Objections, Sellers shall have three (3) Business Days after receipt of such notice (the “Title Cure Period”) to elect (but shall have no obligation whatsoever) to cure any Title Objection, and if so elected, shall either (a) satisfy the Title Objections at Sellers’ sole cost and expense and cause the Title Company to revise the applicable Title Report to reflect such satisfaction, or (b) provide Buyers and the Title Company with satisfactory evidence that Sellers can and will cure such Title Objections prior to or at the Closing; provided, however, Sellers shall be obligated to remove, pay and/or satisfy prior to or at the Closing any monetary liens created by the action or inaction of a Seller against each Property (each, a “Monetary Lien”). Failure by Sellers to timely respond in writing to any Title Objections shall be deemed Sellers’ decision not to cure any Title Objections. If Sellers elect not to satisfy any of the Title Objections or otherwise fails to satisfy the Title Objections within the Title Cure Period, Buyers shall have the option, exercisable within two (2) Business Days after the expiration of the Title Cure Period, to either (i) waive the unsatisfied Title Objections, in which event the unsatisfied Title Objections will become Permitted Exceptions (hereinafter defined), or (ii) terminate this Agreement in which event the Deposit shall automatically be refunded and returned forthwith to Buyers and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Buyers fail to notify Sellers in writing within two (2) Business Days after the expiration of the Title Cure Period that Buyers have elected to terminate this Agreement pursuant to this Section 3.3. then Buyers shall be deemed to have waived all unsatisfied Title Objections. If, after the expiration of the Inspection Period, Title Company amends or adds any exception to the Title Report other than at the request of Buyers (including any liens against the Property for a liquidated amount that Sellers are not obligated hereunder to satisfy at the Closing), the Title Company will notify Buyers and Sellers immediately. Within two (2) Business Days after Buyers receive notice from Title Company (and the Closing Date shall be extended if needed so that the Closing shall not occur prior to the end of such two (2) Business Day period), together with a copy of such intervening lien or matter, Buyers shall notify Sellers in writing of any objections thereto (a “Supplemental Title Objection”). If Buyers fail to notify Sellers of such Supplemental Title Objection within such two (2) Business Day period, Buyers shall be deemed to have waived any objection and approved all such exceptions. If the Supplemental Title Objection is material and adverse to any Property, is not caused by Buyers and Sellers do not agree to remove such matter (other than any Monetary Lien), then Buyers may within two (2) Business Days after the Supplemental Title Objection, elect either (i) to terminate this Agreement in which event the Deposit shall automatically be refunded and returned forthwith to Buyers and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder, or (ii) request an extension of the Closing Date of up to ten (10) days to allow the parties to continue to negotiate in good faith a cure reasonably acceptable to both parties to any such Supplemental Title Objection. If Sellers have not received written notice from Buyers that Buyers have elected to terminate this Agreement within such two (2) Business Day period of time or request such an extension of the Closing Date, then Buyers shall be deemed to have waived any unsatisfied Supplemental Title Objection. “Permitted Exceptions” shall mean any title or survey item, other than Monetary Liens: (i) not raised as Title Objections by Buyers, or (ii) raised as Title Objections by Buyers but thereafter waived or deemed waived.

6

Buyers shall have the right, but are not obligated, to obtain a current survey of the Properties which shall be at Buyers’ sole expense. Sellers shall not have any obligation to provide affidavits of no change or the like with respect to the Properties.

3.4.       Owner’s Association Estoppel Certificates. Within three (3) Business Days following the Effective Date, Seller shall request and thereafter use commercially reasonable efforts to obtain estoppel certificates as to the declaration of covenants and restrictions in effect with respect to the Indiana Property and the Oklahoma Property, which estoppel certificates shall: (i) be executed by the applicable owner’s association entitled to enforce such document; and (ii) be substantially in the form that Sellers provided separately to Buyers and that had been delivered to Sellers in connection their acquisition of the Properties in 2014.

4.           Representations, Warranties and Covenants of Sellers.

4.1.         Representations and Warranties. Each Seller represents and warrants to Buyers as follows:

4.1.1.          Authority. Seller has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller has been duly and validly authorized by all necessary action on the part of Seller, and all required consents and approvals have been duly obtained (other than waiver of the Oklahoma ROFR. as defined in Section 4.1.29 below) and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which such Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

4.1.2.          No Conflict. Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) any agreement or instrument to which Seller is a party or by which all or any part of the applicable Property is bound or (b) any law or any order, writ, injunction or decree of any court or governmental authority, (ii) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument, or (iii) violates any restriction, requirement, covenant or condition to which all or any part of the applicable Property is bound.

4.1.3.          OFAC Compliance. Sellers are currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of Office of Foreign Assets Control (“OFAC”) (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

7

4.1.4.          No Governmental Authority Required. To Seller’s knowledge, no authorization, consent or approval of any governmental authority (including, without limitation, courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder. The Seller has not entered into any agreements with any governmental agencies that would preclude the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

4.1.5.          Credit of the Property. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.

4.1.6.          Governmental Commitments. Seller has not entered into any material commitments or agreements with any governmental authorities or agencies affecting the applicable Property.

4.1.7.          Leases. Seller has delivered or made available to Buyers true and complete copies of the Leases with respect to the applicable Property. The list of Leases set forth on Exhibit “B” (the “Capital Leases”) attached hereto is true, correct and complete. Each of the Leases is in full force and effect. Seller is “landlord” or “lessor” under the Leases and is entitled to assign to Buyer, without the consent of any party, the Leases. Seller has no ownership interest in, or any other affiliation with, any tenant. Other than the Capital Leases, there are no other leases. There are no rights to renew, extend or terminate the Leases or expand any tenant lease premises, except as shown in the Leases. There is no Lease which provides that a tenant pays rent in the form of percentage rent. No rent or other payments have been collected in advance for more than one (1) month and no rents or other deposits are held by Seller, except the security deposits described in the Leases and rent for the current month. Neither Seller nor, to Seller’s knowledge, any tenant is in default under its respective Lease, and there exists no condition or circumstance or written notice of any condition or circumstance which, with the passage of time, would constitute a default under any of the Leases by any party. No tenant has asserted any written claim of offset or other defense in respect of its or Seller’s obligations under its respective Lease. To Seller’s knowledge, no tenant has (i) filed for bankruptcy or taken any similar debtor-protection measure, (ii) defaulted under its Lease, (iii) discontinued operations at the Property or (iv) given notice of its intention to do any of the foregoing.

4.1.8.          No Condemnation. Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the applicable Real Property and, to Seller’s knowledge, no such proceedings are threatened.

8

4.1.9.          Contracts. There are no construction, management, commission, brokerage, leasing, service, equipment, supply, maintenance or concession agreements entered into by or on behalf of Seller in effect with respect to the applicable Real Property or the Personal Property which cannot be terminated upon thirty (30) days’ prior written notice, without penalty, except as set forth in Exhibit “C” (collectively, the “Contracts”). Seller has delivered or made available to Buyers true and complete copies of the Contracts. Seller has not, within the last year, received any written notice of any default under any contract that has not been cured or waived. To Seller’s knowledge, neither Seller nor any counterparty is in material default under any Contracts, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of Seller or any counterparty.

4.1.10.         Tenant Improvement Allowances. Except with respect to the capital expenditure reserve account and other restricted accounts set forth in Schedule 10.1.5. there are no tenant improvement allowances, tenant improvement obligations of Landlord, leasing commissions and/or rent concessions with respect to any of the Leases, and as set forth in Section 17. 1, Seller shall remain solely liable for any such allowances, obligations, commission or concessions that to the extent not disclosed to Buyers on Schedule 10.1.5.

4.1.11.         Correction of Conditions. Seller has not received any written notice from any association, declarant or easement holder requiring the correction of any condition with respect to the applicable Property, or any part thereof, by reason of a violation of any other restrictions or covenants recorded against such Property. To Seller’s knowledge, Seller is not in default under any such document. To Seller’s knowledge, no other party subject to any such document is in default.

4.1.12.         Compliance. Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the applicable Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including, but not limited to, those respecting the Americans With Disabilities Act), which has not been cured or waived. To Seller’s knowledge, Seller and such Property are in compliance with all applicable federal, state, county and municipal laws, codes, rules and/or regulations, including without limitation all applicable licenses, except to the extent where any such non-compliance would not have a material adverse effect on such property. Seller has not received written notice from any governmental agency or other body of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting such Property which have not been cured.

4.1.13.         Zoning. To Seller’s knowledge, the applicable Property is properly zoned for its current use. Seller has not received written notice of any proceeding to alter or restrict the zoning or other use restrictions applicable to such Property.

4.1.14.         Intentionally Omitted.

4.1.15.         Property Permits. Seller has not received any written notice of an intention to revoke or suspend any certificate of occupancy, license, or permit issued in connection with the applicable Property.

9

4.1.16.         Intentionally Omitted.

4.1.17.         Intentionally Omitted.

4.1.18.         Hazardous Materials. To Seller’s knowledge, there are no Hazardous Materials (as defined below) stored on, incorporated into, located on, present in or used on the applicable Property in violation of, and requiring remediation under, any laws, ordinances, statutes, codes, rules or regulations, other than by tenants in compliance with applicable law. For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C. § 6901, et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; or (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the state, the county, the city or any other political subdivision in which such Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of such Property, such Property or the use of such Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

4.1.19.         Litigation. No Seller has (i) been served or threatened in writing with any court filing in any litigation with respect to any Property in which Seller is named a party which has not been resolved, settled or dismissed and which could result in a material or adverse impact on the Property or Seller’s title to the Property or (ii) received written notice of any claim, charge or complaint from any governmental authority pursuant to any administrative, arbitration, or similar adjudicatory proceeding with respect to any Property which has not been resolved, settled or dismissed.

4.1.20.         FIRPTA. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

4.1.21.         Intentionally Omitted.

4.1.22.         Intentionally Omitted.

4.1.23.         Intentionally Omitted.

4.1.24.         lntentionally Omitted.

10

4.1.25.         On-Site Employees. There are no on-site employees of Seller or its affiliates at the applicable Property, and upon the Closing Date, Buyers shall have no obligation to employ or continue to employ any individuals employed by Seller or its affiliates in connection with such Property.

4.1.26.         Licenses and Permits. To Sellers’ knowledge, Sellers have made, or will make, available to Purchasers a true and complete copy of the licenses and permits relating to Seller’s ownership of the Properties that are in Seller’s possession.

4.1.27.         Intentionally Omitted.

4.1.28.         Information. To Seller’s knowledge, all information given by Seller to Buyers in this Agreement or in connection with the transactions contemplated hereunder shall be true and accurate in every material respect as of the date given.

4.1.29.         No Other Options. That certain Lease Agreement dated as of October 17, 2011 (as amended and assigned, the “Oklahoma Property Lease”) between the predecessor-in-interest to Oklahoma Property Owner, as landlord, and Mercy Rehabilitation Hospital, LLC, an Oklahoma limited liability company, as tenant (the “Oklahoma Property Tenant”), provides the Oklahoma Property Tenant with a right of first refusal to purchase the Oklahoma Property as set forth in more detail therein (the “Oklahoma Property ROFR”). To Seller’s knowledge, other than the Oklahoma Property ROFR (which affects the Oklahoma Property only), this Agreement and the Permitted Exceptions, the applicable Property is not subject to any outstanding agreement(s) of sale or options, rights of first refusal or other rights of purchase. Sellers shall use their commercially reasonable efforts to cause the Oklahoma Property ROFR to be waived prior to the expiration of the Inspection Period. If the Oklahoma Property Tenant exercises its right to acquire the Oklahoma Property after the expiration of the Inspection Period, then the Parties shall proceed to closing on all Properties other than the Oklahoma Property and Sellers shall promptly upon written demand reimburse Buyers for all reasonable, provable out-of-pocket costs (including without limitation reasonable attorneys’ fees) incurred in connection with the Oklahoma Property in an amount not to exceed Fifty Thousand and 00/100 ($50,000). In addition, the Parties shall cooperate in good faith to take all actions and execute all documents necessary or reasonably requested to effectuate the removal of the Oklahoma Property from this Agreement and to ensure continued compliance with all filing and reporting requirements in accordance with federal laws and regulations, including, but not limited to, regulations promulgated by the Securities and Exchange Commission.

4.2.         Change of Facts. Seller shall promptly notify Buyers, in writing, of any event or condition known to Seller which occurs prior to the Closing, which causes a material adverse change in the facts relating to, or the truth of, any of the representations or warranties.

4.3.         Seller’s Knowledge. As used herein, “to Seller’s knowledge” shall mean the actual, present knowledge of John Starr.

4.4.         Survivability of Representations and Warranties. The representations and warranties of Sellers and Buyers set forth in this Agreement are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing and shall survive for six (6) months after the Closing Date.

11

4.5.          Limitations Regarding Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE APPLICABLE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYERS ACKNOWLEDGE AND AGREE THAT UPON CLOSING SELLERS SHALL SELL AND CONVEY TO BUYERS AND BUYERS SHALL ACCEPT THE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND/OR IN THE TRANSACTION DOCUMENTS REFERENCED HEREIN.

5.           Representations of Buyers. Each Buyer represents and warrants that:

5.1.         Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

5.2.         No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at the Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

5.3.         OFAC Compliance. Buyer is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

6.           Conditions Precedent.

6.1.         Conditions Precedent to Buyers’ Obligations. All of Buyers’ obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (each a “Buyer Closing Condition” and, collectively, the “Buyer Closing Conditions”):

12

6.1.1.          Accuracy of Representations. All of the representations and warranties of Sellers contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case, such representations and warranties shall be true and correct in all respects as of such specific date).

6.1.2.          Performance. Sellers shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on their part prior to or as of Closing hereunder.

6.1.3.          Documents and Deliveries. All instruments and documents required on Sellers’ part to effectuate this Agreement and the transactions contemplated hereby shall be delivered at the Closing and shall be in form and substance consistent with the requirements herein.

6.1.4.          Intentionally Deleted.

6.1.5.          Title Policy. On the Closing Date, the Title Company shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and other related charges, to issue to Buyers a 2006 ALTA Owner’s Policy of Title Insurance, insuring the fee simple title to each Real Property in the applicable Buyer with liability in the allocated amount of the Purchase Price (as set forth in Section 2.4), subject only to the Permitted Exceptions.

6.1.6.          Intentionally Omitted.

6.1.7.          Tenant Estoppel Certificates. Buyers shall have received from Sellers no later than five (5) days prior to the Closing, estoppel certificates from each of the tenants at the Properties either (a) substantially in the form of Exhibit “L” attached hereto or (b) in such form as is permitted by such tenant’s Lease (in either case, an “Estoppel Certificate” or “Estoppel Certificates”). Further, Buyers shall have the right to review and approve all Estoppel Certificates before such Estoppel Certificates are sent to any tenant for execution. All Estoppel Certificates received shall be dated not more than thirty (30) days prior to the Closing. Sellers shall use commercially reasonable efforts to obtain the foregoing Estoppel Certificates.

6.1.8.          Subordination and Non-Disturbance Agreements (SNDAs). In addition, upon request by Buyers’ lender, Sellers shall request from the tenants at the Property, and promptly deliver to Buyers to the extent received, a subordination, non-disturbance and attornment agreement (an “SNDA”) in such form requested by the Buyers’ lender.

6.2.         Conditions Precedent to Seller’s Obligations. All of Sellers’ obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (each a “Seller Closing Condition” and, collectively, the “Seller Closing Conditions”):

13

6.2.1.          Accuracy of Representations. All of the representations and warranties of Buyers contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date, except as the same may be modified as a result of matters permitted by the terms of this Agreement (except to the extent such representations and warranties relate to a specific date, in which case, such representations and warranties shall be true and correct in all respects as of such specific date).

6.2.2.          Performance. Buyers shall have performed, observed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

6.2.3.          Documents and Deliveries. All instruments and documents required on Buyers’ part to effectuate this Agreement and the transactions contemplated hereby shall be delivered at the Closing and shall be in form and substance consistent with the requirements herein.

7.           Failure of Conditions.

7.1.        Failure of a Buyer Closing Condition.

7.1.1.          In the event a Buyer Closing Condition is not satisfied by the Closing Date, then Buyers shall have the option, at Buyers’ sole discretion, to (i) waive the applicable Buyer Closing Condition and proceed with Closing but preserving its other rights and remedies hereunder, (ii) extend the Closing Date for periods of up to one (1) calendar month each (each, an “Extension Period”) in order to allow the parties sufficient time to diligently pursue all actions reasonably necessary to satisfy such Buyer Closing Condition, and each Extension Period shall be automatically exercised unless, at least ten (10) calendar days prior to the then scheduled Closing Date, Buyers provide Sellers and Escrow Agent with written notice that the Buyer Closing Condition has been satisfied, or (iii) decline to proceed to the Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyers.

7.1.2.          Notwithstanding the foregoing, in the event that a Buyer Closing Condition is not satisfied as a result of a breach by Sellers, Buyers shall have the rights and remedies set forth in Section 12.2 herein.

7.2.        Failure of a Seller Closing Condition. In the event a Seller Closing Condition is not satisfied by the Closing Date, then Seller shall have the option, at Seller’s sole discretion, to (i) waive the applicable Seller Closing Condition and proceed with Closing, or (ii) decline to proceed to the Closing. In the latter event, if a Seller Closing Condition is not satisfied as a result of a breach by Buyers, Sellers shall have the rights and remedies set forth in Section 12.1 herein.

14

8.           Pre-Closing Matters. From and after the expiration of the Inspection Period and until the Closing or earlier termination of this Agreement, except as otherwise set forth below:

8.1.         Leasing Matters. Sellers shall not, without the written consent of Buyers, which shall be at Buyers’ sole and absolute discretion (i) effect any material change in any Lease, (ii) renew or extend the term of any Lease, unless the same is an extension or expansion permitted pursuant to the terms of an existing Lease, or (iii) enter into any new Lease or cancel or terminate any Lease. When seeking consent to a new or modified Lease, Sellers shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information with respect to such tenant as Sellers customarily obtain in connection with similar leases of the applicable Property. Buyers shall be deemed to have consented to any proposed Lease or Lease modification if it has not responded to Sellers within three (3) Business Days after receipt of such information. Sellers shall deliver to Buyers copies of executed versions of any such documents within three (3) Business Days after the full execution and delivery thereof.

8.2.        Adjustment of New Leasing Expenses. Any tenant improvement costs, rent abatements, rent concessions or brokerage commissions under Leases or renewals, or any other tenant inducement provided by Sellers to any tenant, entered into after the Effective Date in accordance with the terms of this Agreement shall be paid by Sellers prior to the Closing or shall be credited to Buyers at the Closing, if not paid by Sellers as of Closing.

8.3.        Adjustments of Leasing Expenses. Any tenant improvement costs, rent abatements, concessions or commissions under Leases or renewals, or any other tenant inducement provided by Sellers to any tenant, entered into prior to the Effective Date, whether payable prior to or after the Closing, shall be Sellers’ responsibility and credited to Buyers at the Closing if not paid by Sellers prior to the Closing. To the extent that any tenant terminates its Lease and pays a termination penalty pursuant to the terms of its Lease, the termination penalty shall be paid to Buyers and if paid to Sellers prior to the Closing, shall be credited to Buyers at the Closing.

8.4.        Termination for Default. Notwithstanding anything in this Agreement to the contrary, prior to the expiration of the Inspection Period, Sellers may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant with Buyers’ consent, not to be unreasonably withheld, upon the occurrence of a default by the tenant under said Lease. Sellers shall deliver to Buyers copies of all default notices and correspondence delivered to or received from any of the tenants in connection with the Leases after the Effective Date of this Agreement.

8.5.         Operation of Property. From and after the date of this Agreement and until the Closing or earlier termination of this Agreement, Sellers shall continue enforcement of its rights and performance of its obligations as landlord/lessor under the Leases in the ordinary course of business.

15

8.6.         Contracts. Buyers shall give notice to Sellers on or before the expiration of the Inspection Period of any Contracts listed on Exhibit “C” which Buyers elect to continue after the Closing (collectively, the “Assigned Contracts”). The Assigned Contracts shall be assigned to and assumed by Buyers at the Closing and Sellers shall take such steps as are reasonably necessary to terminate all Contracts other than the Assigned Contracts. From and after the Effective Date of this Agreement through the end of the inspection period, (i) Sellers shall not enter into any new Contracts which are not terminable with thirty (30) days or less or require a termination fee or penalty prior notice without Buyers’ consent and (ii) Sellers shall provide Buyers with copies of any new Contracts. From and after the expiration of the Inspection Period, Sellers shall not enter into any new Contracts without the prior written consent of Buyers, which consent shall not be unreasonably withheld, conditioned or delayed. Buyers shall be deemed to have consented to any proposed new Contract if Buyers have not responded within three (3) Business Days after Sellers’ request for consent thereto and such Contract shall be deemed and become part of the Assigned Contracts to be assigned to Buyers at the Closing.

8.7.         No Contracting for Sale of Property. Except as may be necessitated by the Oklahoma Property ROFR, Sellers shall not enter into any contract or other written agreement for sale of any Property with any other party and shall not take any action which materially and negatively impacts the marketability and/or value of any Property. Notwithstanding any provisions herein to the contrary, Buyers shall have any and all rights and remedies available at law and equity in the event Sellers do not comply with the preceding sentence.

8.8.          No Liens on Property. Sellers shall not voluntarily create any liens, easements or other conditions affecting any portion of the Properties without the prior written consent of Buyers, which shall not be unreasonably withheld, conditioned or delayed.

9.           Closing; Deliveries.

9.1.        Time of Closing. The Closing shall take place on a mutually agreeable date, which shall be no later than April 12, 2019 (such date, the “Closing Date”) through an escrow closing with the Escrow Agent, unless otherwise agreed to in writing by both Sellers and Buyers. If any date on which the Closing would occur by operation of this Agreement is not a Business Day, the Closing shall occur on the next Business Day; provided, that if the next Business Day is a Monday, then the Closing shall occur on the next successive Business Day. As used in this Agreement, “Business Day” shall mean any day which is not a Saturday, a Sunday or a federal or state legal holiday.

9.2.         Sellers’ Deliveries. On or prior to the Closing Date, Sellers shall deliver to Escrow Agent the following:

9.2.1.          One (1) original deed (the “Deed”) for each Real Property from the applicable Seller, substantially in the form attached hereto as Exhibit “E” (as modified to comply with the applicable laws of the county and state where each such Real Property is located), duly executed and acknowledged by Seller.

16

9.2.2.          Original affidavits of property value, tax clearance or other matters (each a “Property Value Affidavit”) duly executed and acknowledged by the applicable Seller where required;

9.2.3.          Two (2) originals of a bill of sale (the “Bill of Sale”) for the Personal Property from each Seller with respect to the applicable Property, substantially in the form attached hereto as Exhibit “F,” duly executed by such Seller.

9.2.4.          Two (2) originals of an assignment and assumption of Leases, Contracts and Security Deposits (the “Assignment and Assumption of Leases, Contracts and Security Deposits”) from each Seller with respect to the applicable Property, substantially in the form attached hereto as Exhibit “G,” duly executed by such Seller.

9.2.5.          Two (2) originals of an assignment of the Intangible Property (the “Assignment of Intangible Property”) from each Seller with respect to the applicable Property, substantially in the form attached hereto as Exhibit “H,” duly executed by such Seller.

9.2.6.          Any customary certificates and affidavits, including, but not limited to, a “gap” indemnity and an owner’s affidavit sufficient for Title Company to issue, without extra charge, an owner’s policy of title insurance free of any exceptions for unfiled mechanics’ or materialmen’s liens for work performed by Sellers (but not any tenants) prior to the Closing, or for rights of parties in possession other than pursuant to the Leases.

9.2.7.          One (1) original of a Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act (“FIRPTA”), as amended, in the form of Exhibit “I,” duly executed by each Seller.

9.2.8.          One (1) original of a certification by each Seller substantially in the form attached hereto as Exhibit “J” that all representations and warranties made by such Seller in Section 4 of this Agreement are true and correct in all material respects on the Closing Date, except as may be set forth in such certificate.

9.2.9.          Keys or combinations to all locks at the Properties, to the extent in Sellers’ possession. Buyers hereby acknowledge and agree that Sellers shall be permitted to make the items described in this Section 9.2.9 available to Buyers at the Properties in lieu of delivering them to Escrow Agent.

9.2.10.         Originals of the Leases and copies of lease files at the Real Properties, and originals of any Assigned Contracts, in each case to the extent in Sellers’ possession. Buyers hereby acknowledge and agree that Sellers shall be permitted to make the items described in this Section 9.2.10 available to Buyers at the Properties in lieu of delivering them to Escrow Agent.

9.2.11.         Original letters of credit, if any, along with appropriate transfer forms and any fees associated therewith.

9.2.12.         All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

17

9.3.         Buyers’ Deliveries. On or prior to the Closing Date, Buyers shall deliver to Escrow Agent the following:

9.3.1.          A wire transfer of the Purchase Price in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement).

9.3.2.          A certification by each Buyer substantially in the form attached hereto as Exhibit “J” that all representations and warranties made by such Buyer in Section 5 of this Agreement are true and correct in all material respects on the Closing Date, except as may be set forth in such certificate.

9.3.3.          One (1) original of each Property Value Affidavit, duly executed by the applicable Buyer, to the extent required.

9.3.4.          Two (2) originals of each Bill of Sale, duly executed by the applicable Buyer.

9.3.5.          Two (2) originals of each Assignment and Assumption of Leases, Contracts and Security Deposits, duly executed by the applicable Buyer.

9.3.6.          Two (2) originals of each Assignment of Intangible Property, duly executed by the applicable Buyer.

9.3.7.          All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

10.            Apportionments; Taxes; Expenses.

10.1.     Apportionments.

10.1.1.          Taxes and Operating Expenses. Buyers and Sellers acknowledge that the Lease for each Property is triple-net and, as such, the respective tenants under the Leases are responsible for maintenance of the Properties and the direct payment of taxes and insurance. As such, no pro-rations for taxes, insurance or common area maintenance charges shall be necessary.

10.1.2.          Rents. Except for delinquent rent, all rent under the Leases shall be prorated to the Closing Date on a collected basis. Delinquent rent shall not be prorated but shall remain the property of Sellers. Payments received from tenants from and after the Closing Date shall be applied first to rents then due for the current period and then to amounts owed to Buyers with respect to periods following the Closing, and then to rents delinquent as of the Closing Date. Buyers shall use reasonable efforts to collect delinquent rents for the benefit of Sellers, and shall cooperate with Sellers in the collection of any delinquent amounts, but shall not be required to terminate any Leases or evict any tenants.

10.1.3.          Charges under Assigned Contracts. The unpaid monetary obligations of Sellers with respect to any of the Assigned Contracts shall be prorated on a per diem basis as of the Closing Date.

18

10.1.4.          Security Deposits. The Security Deposits (together with any accrued interest thereon as may be required by law or contract) shall be transferred or credited to Buyers as of the Closing Date, and to the extent Sellers have any Security Deposits held in the form of a letter of credit, such letters of credit shall, at Sellers’ expense (to the extent not the responsibility of the tenant under the applicable Lease), be transferred to Buyers as of Closing.

10.1.5.          Capital Expenditure Reserve Accounts. Schedule 10.1.5 sets forth a list of each capital expenditure reserve account or other restricted account described in the Leases held by the Sellers. No later than three (3) Business Days prior to the anticipated Closing Date, the Sellers shall deliver to Buyers an updated version of this schedule, which shall provide the Sellers best estimates of the amount contained in each such account as of the Closing Date. Buyers shall receive a credit in an amount equal to the amount held as of Closing in the capital expenditure reserve accounts described on Schedule 10.1.5. The Buyers acknowledge that, effective as of the Closing, the Buyers shall be responsible for payment of all unpaid invoices that relate to any capital expenditures, goods delivered or services performed in connection with the Properties which are payable from the capital expenditure reserve accounts in accordance with the terms of the Leases without regard to when such services were performed or such goods were delivered.

10.1.6.          Bankruptcy Distributions. Any portion of bankruptcy distributions (whether or not any Seller has filed its proof of claim as of the date hereof) or payments pursuant to (i) settlement agreements (whether prepared by Sellers’ in-house counsel or outside counsel), (ii) arrearage payment plans by letters signed by Sellers or its agent(s), (iii) lease termination agreements, (iv) promissory notes, or (v) judgments (whether already obtained by Sellers or which result from lawsuits or proceedings filed prior to the Closing) providing for the payment of specified sums, either in a lump sum or in installments, in all cases which are applicable to the time period prior to the Closing Date but payable after the Closing Date and actually received by Buyers, shall be payable to Sellers.

10.1.7.          Survival. The provisions of this Section 10.1 shall survive the Closing for ninety (90) days, to the extent any monies may be payable pursuant to this Section 10.1 to either party subsequent to the transfer of title to the Properties to Buyers.

10.2.    Closing Costs.

10.2.1.          Buyers and Seller shall each pay their own legal fees related to the preparation of this Agreement and, except as otherwise provided herein, all documents required to settle the transaction contemplated hereby. Except as otherwise provided herein, Buyers shall pay all costs associated with their investigation of the Properties, including the cost of appraisals, architectural, engineering, credit and environmental reports.

10.2.2.          Sellers shall pay: (i) one-half (½) of Escrow Agent’s fees, costs and expenses, (ii) the premium for the Standard Title Policy for the Arizona, Indiana and Nevada Properties, (iii) all costs associated with the cure or removal of any title objections by Buyers that Sellers are obligated or agree to remove or cure (“Curative Costs”), and (iv) all transfer taxes and recording fees, if any.

19

10.2.3.          Buyers shall pay: (i) one-half (½) of Escrow Agent’s fees, costs and expenses, (ii) the cost of the Surveys and (iii) the cost of the Standard Title Policy for the Oklahoma Property, ALTA Extended Title Policy Coverage and any endorsements to the Title Policies if required by Buyers.

10.2.4.          All Closing costs not described above shall be borne by Sellers and Buyers, respectively, in the matter customarily borne by sellers and buyers, respectively, of real property in the county in which each Real Property is located

11.        Damage or Destruction; Condemnation; Insurance. If at any time prior to the Closing Date there is damage or destruction to any Property, the cost for repair of which exceeds Two Hundred Fifty Thousand Dollars ($250,000) and the Property cannot be restored to its original condition prior to the Closing, or if more than five percent (5%) of the rentable area of the Building is condemned or taken by eminent domain proceedings by any public authority, then, at Buyers’ option, this Agreement shall terminate, the Deposit shall be returned to Buyers, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

If there is any damage or destruction or condemnation or taking, regardless of the cost of any repair, and if Buyers elect not to terminate this Agreement as herein provided (to the extent Buyers are entitled to do so), then (1) in the case of a taking, all condemnation proceeds paid or payable to Sellers shall belong to Buyers and shall be paid over and assigned to Buyers at the Closing, and Sellers shall be paid at the Closing for the reasonable expenses incurred by Sellers in connection with such taking; and (2) in the case of a casualty, Sellers shall assign to Buyers all rights to any insurance proceeds paid or payable under the applicable insurance policies, less any costs of collection and any sums expended in restoration, and Sellers’ deductible shall be a credit to Buyers against the Purchase Price, and the parties shall proceed with the Closing without any reduction in the Purchase Price payable to Sellers.

12.         Remedies.

12.1.       Buyer Default. In the event Buyers breach or fail, without legal excuse, to complete the purchase of the Properties or to perform their obligations under this Agreement and such failure continues for five (5) Business Days following receipt of written notice regarding same (other than the failure of Buyers to deliver “Buyer’s Deliveries” pursuant to Section 9.3 hereunder, for which there shall be no grace or cure period), then Sellers shall, as their exclusive remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Sellers against Buyers by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyers and Sellers acknowledge that the damages to Sellers resulting from Buyers’ breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties’ best efforts to approximate such potential damages. Sellers hereby expressly waive (a) any right to an action for specific performance of any provisions of this Agreement and (b) to the greatest extent permitted by law, any and all other rights and remedies available at law and equity.

20

12.2.       Seller Default. If the sale of the Properties is not consummated due to a breach or default under this Agreement on the part of Sellers and such failure continues for five (5) Business Days following receipt of written notice regarding same, Buyers may, in their sole and absolute discretion, may elect, as its sole and exclusive remedy, to (a) terminate this Agreement by providing written notice to Seller, in which case the Deposit shall be refunded to Purchaser, Seller shall promptly upon written request reimburse Buyer for all out-of-pocket, third-party expenses actually incurred in connection with this transaction (including, without limitation, all title, escrow, legal and inspection fees and any other expenses incurred by Buyers in connection with the performance of their due diligence review of the Properties) in an amount not to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) waive such default and proceed to Closing without any reduction in or setoff against the Purchase Price, or (c) obtain a court order for specific performance. IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT MEMBERS, PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

13.         Possession. Possession of the Properties shall be tendered to Buyers at the Closing, subject to the rights of tenants under the Leases and to the other matters permitted pursuant to this Agreement.

14.         Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

If to Buyers:	Global Medical REIT Inc.
2 Bethesda Metro Center, Suite 440
Bethesda, MD 20814
Attention: Alfonzo Leon
Email: AlfonzoL@globalmedicalreit.com
Phone: (202) 524-6853

With a copy to:

Cox, Castle & Nicholson LLP
2029 Century Park East, 21 st Floor
Los Angeles, California 90067
Attention: David Lari
Email: dlari@coxcastle.com
Phone: (310) 284-2292

21

If to Sellers:	CHP Partners, LP
c/o CNL Healthcare Properties, Inc.
450 South Orange Avenue, 14th Floor
Orlando, Florida 32801
Attention: Tracey B. Bracco, Esq.
Email: tracey.bracco@cnl.com
Phone: (407) 650-1000

With a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32801
Attention: John D. Ruffier, Esquire
Email: john.ruffier@lowndes-law.com
Phone: (407) 418-6414

If to Escrow Agent:	First American Title Insurance Company
420 S. Orange Avenue, Suite 250
Orlando, FL 32801
Attention: Metta Grier
Email: mgrier@firstam.com
Phone: (407) 541-3224

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by e-mail (provided that such e-mail delivery is confirmed by the sender, by delivery service or by mail in the manner previously described within 24 hours after such transmission is sent). Any such notice or communication shall be effective when delivered or when delivery is refused.

15.         Advisors. Buyers and Sellers each represent to the other that it has not dealt with any advisor or agent in connection with this transaction other than KeyBanc Capital Markets and HFF Securities, to whom Seller shall pay a commission pursuant to a separate agreement if, as and when the Closing and funding occur, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a breach of its representation or undertaking set forth in this Section 15. The provisions of this Section 15 shall survive Closing or the termination of this Agreement without limit.

16.         Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

16.1.       Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

22

16.2.       Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement. Upon receipt by Escrow Agent from either Buyers or Sellers of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within seven (7) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved.

16.3.        Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Sellers and Buyers shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Sellers and Buyers shall indemnify Escrow Agent against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

16.4.       Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyers and Sellers or a final order of a court of competent jurisdiction. Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

16.5.       Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

16.6.       Interest. All deposits into the escrow shall be held by the Escrow Agent in an interest bearing account. All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyers except to the extent the Deposit becomes payable to Sellers pursuant to Section 12.1. In such event the interest earned on the Deposit shall accrue to the benefit of Seller.

23

17.      Indemnification.

17.1.      Survival. The representations and warranties, covenants and obligations (including without limitations obligations of defense and indemnification) of Sellers and Purchasers shall survive Closing or termination of this Agreement until the date which is six (6) months after the Closing Date (the “Survival Period”). Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after Closing and files such action within the Survival Period, and (ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds Twenty-Five Thousand and No/100 Dollars ($25,000). If the threshold set forth in the immediately preceding sentence is met, Seller shall be liable to indemnify Purchaser for the entire amount of Buyer’s damages including the initial $25,000.00. Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had actual knowledge as of Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to Five Hundred Thousand and No/100 Dollars ($500,000); provided, that Seller’s liability with respect to any undisclosed tenant improvement allowances, tenant improvement obligations of Landlord, leasing commissions and/or rent concessions with respect to any of the Leases shall not be subject to any such limitation. The provisions of this Section 17.1 shall survive the Closing. Any breach of a representation or warranty or covenant that occurs prior to Closing shall be governed by Article 12.

17.2.       Seller’s Indemnification. From and after the Closing, Sellers shall reimburse, indemnify, defend and hold harmless Buyers and Buyers’ employees, agents, representatives, contractors and invitees (the “Buyer Indemnified Parties”) from and against any and all damage, loss or liability resulting from: (a) any Seller’s default in the performance of any representation, warranty or covenant by Sellers under this Agreement, (b) non-contractual claims of third-parties relating to the use, operation or ownership of the Properties attributable to periods at or before the Closing, (c) breaches prior to the Closing by any Seller of its obligations under any contract assigned to Buyers in accordance with this Agreement, (d) any obligations with respect to any contract relating to or affecting the Properties not assumed by Buyers, whether allocable to a period prior to or after the Closing and (e) Sellers’ failure to pay any expenses required under this Agreement.

17.3.       Buyers’ Indemnification. From and after the Closing, Buyers shall reimburse, indemnify, defend and hold Sellers and Sellers’ employees, agents, representatives, contractors and invitees harmless from and against any and all damage, loss or liability resulting from: (a) any non-contractual claims of third-parties relating to Buyers’ use, operation or ownership of the Properties, in each case, first arising from and after the Closing, (b) breaches by any Buyer on or after the Closing of its obligations under any Assigned Contract and (c) Buyers’ failure to pay the expenses required under this Agreement; provided, however, that the foregoing indemnity does not apply to any loss, liability, cost, claim, damage or injury to the extent caused by acts or omissions of Sellers or is otherwise subject to Seller’s indemnity obligations pursuant to Section 17.2

24

17.4.       Indemnification Procedure; Notice of Indemnification Claim. If any of Seller’s Indemnitees or Purchaser’s Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any other provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim. As used herein, the term “Third-Party Claim” shall mean a pending or threatened claim or demand asserted by a third party against an Indemnitee.

17.4.1.          Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

17.4.2.          Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company, in which case Indemnitee shall have no such approval rights), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.

17.4.3.          Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or by a final, non-appealable order of court of competent jurisdiction or (ii) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto in the case of a claim in litigation.

25

17.5.        Guarantor Guaranty. CHP Partners, LP, a Delaware limited partnership (“Guarantor”) is an affiliate of Sellers and, as a result thereof, Guarantor receives a direct financial benefit from the transactions contemplated by this Agreement. In consideration of the foregoing benefit, the Purchase Price and other good and valuable consideration paid to Seller at Closing pursuant to this Agreement and as a further inducement for Purchaser to enter into this Agreement, Guarantor, hereby absolutely, unconditionally and irrevocably guarantees the full and timely performance of the indemnification obligations, covenants and conditions of Seller set forth in Section 17.2 above. The provisions of this Section 17.5 shall expressly survive the Closing.

18.          Miscellaneous.

18.1.       Assignability. No Party shall assign this Agreement or any interest therein to any person, without the prior written consent of the other Parties which consent may be withheld in the other Parties’ sole discretion, except however, Buyers shall have the right to designate any wholly-owned or commonly-controlled subsidiary or affiliate of Buyers by providing written notice to Sellers no later than five (5) Business Days prior to Closing.

18.2.       Governing Law; Bind and Inure. This Agreement shall be governed by the law of the State of Maryland without regard to its conflicts of laws principles and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

18.3.       Recording. Neither this Agreement nor any notice or memorandum hereof shall be recorded in any public land record. A violation of this prohibition shall constitute a material breach entitling the non-breaching party to terminate this Agreement.

18.4.       Time of the Essence. Time is of the essence of this Agreement.

18.5.       Further Assurances. Each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all such further conveyances, assignments, approvals, consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement. The provisions of this Section 18.5 shall survive the Closing.

18.6.       Exclusivity. Until the Closing Date or the date that this Agreement is terminated, Sellers shall not enter into any contract, or enter into or continue any negotiations, to sell the Properties to any person or entity other than Buyers, nor will Sellers solicit proposals from, or furnish any non-public information to, any person or entity other than Sellers’ agents, attorneys and lenders and Buyers regarding the possible sale of the Property, except for such disclosures as must be made in connection with obtaining the Oklahoma Property ROFR Waiver.

18.7.       Intentionally Omitted.

18.8.       Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

26

18.9.       Counterparts; Electronic Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile and electronically transmitted signatures shall for all purposes be treated as originals.

18.10.     Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

18.11.     Use of Proceeds to Clear Title. To enable Sellers to make conveyance as herein provided, Sellers shall, at the time of Closing, direct the Escrow Agent to use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests; provided that provision reasonably satisfactory to Buyers’ attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the applicable Property is located.

18.12.     Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyers or Sellers does not constitute an offer by Sellers or Buyers to enter into an agreement to sell or purchase the Properties, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to Buyers and Sellers in their sole discretion is executed and delivered by both Sellers and Buyers.

18.13.     Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

18.14.     Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

18.15.     Waiver of Jury Trial. Each party to this Agreement hereby expressly AND IRREVOCABLY waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 18.15 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury. THIS WAIVER IS GIVEN KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL.

27

18.16.     No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

18.17.     Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

18.18.     Confidentiality. Neither Party shall make public disclosure with respect to this transaction either before or after the Closing except:

(a)           as may be required by law, including without limitation disclosure required under Freedom of Information Act (“FOIA”) request, securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration;

(b)           to such attorneys, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either Party or of such Party’s advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

(c)           either party may issue a press release (the “Press Release”) upon full execution of this Agreement by all parties announcing the transactions proposed herein including the purchase price or as may be permitted specifically by the terms of this Agreement.

18.19.     Joint and Several Liability. All entities constituting “Seller” hereunder shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by Sellers. All entities constituting “Buyer” hereunder shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by Buyers.

28

18.20.    Section 1031 Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to Section 1031 of the Code, provided that (i) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party’s obligations under this Agreement; (ii) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (iii) the party desiring an Exchange shall pay any additional costs that would not otherwise have been incurred by Buyers or Sellers had such party not consummated its purchase or sale through an Exchange. Neither party shall by this agreement or acquiescence to an Exchange desired by the other party (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that such party’s Exchange in fact complies with Section 1031 of the Code. In connection with such cooperation, Sellers agree, upon request of Buyers to “direct deed” for actual interests in the property to designees of Buyers.

18.21.    REIT Status.

18.21.1.          Buyers’ REIT Status. Sellers acknowledges that Buyers are subsidiaries of a publicly registered company (“GMR”) and that GMR is a real estate investment trust (“REIT”). Sellers further acknowledges that as a REIT, GMR is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including, but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Agreement or the provisions of any other existing agreement between the parties hereto to the contrary, Buyers may publicly file, disclose, report or publish any and all information related to this transaction that may be reasonably interpreted as being required by federal law or regulation. Sellers further agree that they shall fully cooperate with Buyers in complying with any and all laws, regulations, ordinances, requirements and restrictions in maintaining its status as a REIT. The provisions of this Section 18.21.1 shall survive the Closing.

18.21.2.          Sellers’ REIT Status. Buyers acknowledges that Sellers are subsidiaries of a publicly registered company (“CHP”) and that CHP is a REIT. Sellers further acknowledges that as a REIT, CHP is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including, but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Agreement or the provisions of any other existing agreement between the parties hereto to the contrary, Sellers may publicly file, disclose, report or publish any and all information related to this transaction that may be reasonably interpreted as being required by federal law or regulation. Buyers further agree that they shall fully cooperate with Sellers in complying with any and all laws, regulations, ordinances, requirements and restrictions in maintaining its status as a REIT. The provisions of this Section 18.21.2 shall survive the Closing.

[Signature Page Follows]

29

Signature Page to
Purchase Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:	CHP SURPRISE AZ REHAB OWNER, LLC, a
Delaware limited liability company

	By:	/s/ John F. Starr
		Name:	John F. Starr
		Its:	Senior Vice President

CHP MISHAWAKA IN REHAB OWNER, LLC, a
Delaware limited liability company

	By:	/s/ John F. Starr
		Name:	John F. Starr
		Its:	Senior Vice President

CHP LAS VEGAS NV REHAB OWNER, LLC, a
Delaware limited liability company

	By:	/s/ John F. Starr
		Name:	John F. Starr
		Its:	Senior Vice President

CHP OKLAHOMA CITY OK REHAB OWNER, LLC
a Delaware limited liability company

	By:	/s/ John F. Starr
		Name:	John F. Starr
		Its:	Senior Vice President

S-1

Signature Page to
Purchase Agreement

The undersigned, CHP Partners, LP, a Delaware limited partnership and the parent of the Sellers under this Agreement, hereby joins in this Agreement for the sole and exclusive purposes of guaranteeing the indemnification obligations of the Sellers as set forth in Section 17.5 above and for no other purposes whatsoever:

GUARANTOR:

CHP PARTNERS, LP,
a Delaware limited partnership

By:	CHP GP, LLC,
a Delaware limited liability company,
its sole General Partner

	By:	CNL HEALTHCARE PROPERTIES, INC.,
a Maryland corporation,
its Managing Member

		By:	/s/ John F. Starr
John F. Starr
Chief Operating Officer

S-2

Signature Page to
Purchase Agreement

BUYER:	GMR SURPRISE, LLC,
GMR SOUTH BEND, LLC,
GMR LAS VEGAS, LLC,
GMR OKLAHOMA NORTHWEST, LLC,
each, a Delaware limited liability company

	By:	Global Medical REIT L.P.,
a Delaware limited partnership,
its Sole Member

		By:	Global Medical REIT GP LLC,
a Delaware limited liability company,
its General Partner

			By:	Global Medical REIT, Inc.,
a Maryland corporation,
its sole Member

By:	/s/ Robert Kiernan
Name: Robert Kiernan
Title: CFO

S-3

CONSENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Agent under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED:	March 12, 2019	FIRST AMERICAN TITLE
INSURANCE COMPANY

		By:	/s/ Metta Grier
		Name:	Metta Grier
		Its:	Sr Commercial Closer

S-4

List of Exhibits

Exhibit “A”	Description of Land

Exhibit “B”	List of Leases

Exhibit “C”	List of Contracts

Exhibit “D”	Intentionally Deleted

Exhibit “E”	Form of Deed

Exhibit “F”	Form of Bill of Sale

Exhibit “G”	Form of Assignment and Assumption of Leases, Contracts and Security Deposits

Exhibit “H”	Form of Assignment of Intangible Property

Exhibit “I”	Form of Non-Foreign Affidavit

Exhibit “J”	Form of Certificate of Representations and Warranties

Exhibit “K”	Property Information

Exhibit “L”	Tenant Estoppel Certificate

Schedule 2	Earn Out Conditions

Schedule 10.1.5	Capital Expenditure Reserve Accounts

List of Exhibits

Exhibit “A-1”

DESCRIPTION OF THE LAND
(Arizona Property)

The Land referred to herein below is situated in the County of Maricopa, State of Arizona, and is described as follows:

LOT 6A, OF RE-PLAT OF LOT 6 OF THE RE-PLAT OF LOT 2 & 6 OF BELL & DYSART COMMERCE CENTER, AS SHOWN IN BOOK 1183 OF MAPS, PAGE 23, RECORDS OF MARICOPA COUNTY, ARIZONA.

Exhibit “A-1” – Page 1

Exhibit “A-2”

DESCRIPTION OF THE LAND
(Indiana Property)

Land referred to herein below is situated in the County of St Joseph, State of Indiana, and is described as follows:

PARCEL I:

LOT NUMBERED THREE (3) AS SHOWN ON THE PLAT OF THE ELM ROAD MEDICAL CAMPUS, RECORDED ON NOVEMBER 16, 2007, AS DOCUMENT NUMBER 0745026 IN THE OFFICE OF THE RECORDER OF ST. JOSEPH COUNTY.

PARCEL II:

EASEMENT RIGHTS FOR USE AND ENJOYMENT OF COMMON AREAS, PUBLIC UTILITIES AND INGRESS AND EGRESS IN AND TO THE PRIVATE ROADWAY EASEMENTS KNOWN AS BODNAR BOULEVARD AND TROYER TRAIL AS SHOWN ON THE RECORDED PLAT OF ELM ROAD MEDICAL CAMPUS, RECORDED NOVEMBER 16, 2007 AS DOCUMENT NUMBER 0745026 IN THE OFFICE OF THE RECORDER OF ST. JOSEPH COUNTY.

PARCEL III:

RIGHTS AND EASEMENTS TO USE THE COMMON AREAS AS CONTAINED WITHIN THE DECLARATION OF PROTECTIVE COVENANTS & RESTRICTIONS FOR ELM ROAD MEDICAL CAMPUS, RECORDED DECEMBER 21, 2007 AS DOCUMENT 0749133, AS AMENDED BY AMENDMENT TO DECLARATION RECORDED JANUARY 18, 2008 AS DOCUMENT 0802055, AS AMENDED BY THE FIRST AMENDMENT TO THE DECLARATION OF PROTECTIVE COVENANTS & RESTRICTIONS FOR ELM ROAD MEDICAL CAMPUS, RECORDED DECEMBER 4, 2009 AS DOCUMENT 0939788, AS LAST AMENDED BY THE SECOND AMENDMENT TO THE DECLARATION OF PROTECTIVE COVENANTS AND RESTRICTIONS FOR ELM ROAD MEDICAL CAMPUS RECORDED APRIL 1, 2013 AS DOCUMENT NO. 1309386.

Exhibit “A-2” – Page 1

Exhibit “A-3”

DESCRIPTION OF THE LAND
(Nevada Property)

THE WEST HALF (W ½) OF THE NORTHWEST QUARTER (NW ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHWEST QUARTER (NW ¼) OF SECTION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M, CLARK COUNTY, NEVADA.

EXCEPTING THEREFROM THE NORTH 30 FEET AND THE WEST 30 FEET TOGETHER WITH THAT CERTAIN SPANDREL AREA IN THE NORTHWEST CORNER THEREOF AS CONVEYED TO THE COUNTY OF CLARK BY GRANT, BARGAIN, SALE DEED RECORDED DECEMBER 05, 2005 IN BOOK 20051205 AS DOCUMENT NO. 05274 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

Exhibit “A-3” – Page 1

Exhibit “A-4”

DESCRIPTION OF THE LAND

(Oklahoma Property)

Tract 1:

A TRACT OF LAND BEING PART OF THE SOUTH HALF (S/2) OF THE SOUTHEAST QUARTER (SE/4) OF THE SOUTHWEST QUARTER (SW/4) OF SECTION 10, TOWNSHIP THIRTEEN (13) NORTH, RANGE FOUR (4) WEST OF THE INDIAN MERIDIAN, OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND CUT X IN THE PAVEMENT BEING THE SOUTHWEST CORNER OF SAID SECTION TEN (10); THENCE NORTH 00°16'02'' WEST ALONG THE WEST LINE OF SAID SECTION TEN (10) A DISTANCE OF 771.00 FEET; THENCE NORTH 89°39'11" EAST A DISTANCE OF 1422.90 FEET TO THE TRUE POINT OF BEGINNING, THENCE N 89°39"11" EAST A DISTANCE OF 854.04 FEET; THENCE SOUTH 12°23"21" WEST A DISTANCE OF 137.34 FEET; THENCE SOUTH 30°28T4" WEST A DISTANCE OF 165.43 FEET TO A POINT ON THE NORTH RIGHT OF WAY OF THE JOHN KILPATRICK TURNPIKE; THENCE ON A CURVE TO THE LEFT IN A SOUTHWESTERLY DIRECTION ALONG THE NORTH RIGHT OF WAY OF THE JOHN KILPATRICK TURNPIKE AN ARC LENGTH OF 98.27 FEET, HAVING A RADIUS OF 21,810.92 FEET AND A CHORD BEARING OF SOUTH 89°25'25" WEST AND A CHORD LENGTH OF 98.27 FEET; THENCE SOUTH 77°4l'28" WEST ALONG THE NORTH RIGHT OF WAY OF THE JOHN KILPATRICK TURNPIKE A DISTANCE OF 255.80 FEET; THENCE ON A CURVE TO THE LEFT IN A SOUTHWESTERLY DIRECTION ALONG THE NORTH RIGHT OF WAY OF THE JOHN KILPATRICK TURNPIKE AN ARC LENGTH OF 392.71 FEET, HAVING A RADIUS OF 21,760.92 FEET AND A CHORD BEARING OF SOUTH 88°07'00" WEST AND A CHORD LENGTH OF 392.70 FEET; THENCE NORTH 00°00'00" EAST A DISTANCE OF 339.98 FEET, TO THE TRUE POINT OF BEGINNING, CONTAINING 5.81 ACRES MORE OR LESS. SAID LEGAL WAS WRITTEN BY J. STEVEN FOX ON SEPTEMBER 27, 2011 USING OKLAHOMA STATE PLANE NORTH AS A BASIS OF BEARING.

Tract 2:

The nonexclusive easements, if any, appurtenant to Tract 1 that are created by or pursuant to that certain Declaration of Covenants, Conditions and Restrictions for Gaillardia Commercial Development dated effective as of October 15, 2004 and recorded October 15, 2004 at Book 9496, Page 126, in the records of the County Clerk of Oklahoma County, Oklahoma.

Tract 3:

The nonexclusive easements appurtenant to Tract 1 that are created by or pursuant to that certain Reciprocal Easement Agreement by and between MacArthur Memorial, LLC, an Oklahoma limited liability company, and Oliver Real Estate Holdings, LLC, an Oklahoma limited liability company, dated November 14, 2006 and recorded December 4, 2006 at Book 10321, Page 1212, in the records of the County Clerk of Oklahoma County, Oklahoma.

Tract 4:

The nonexclusive easements appurtenant to Tract 1 that are created by or pursuant to that certain Declaration of Reciprocal Easement Declaration by MacArthur Memorial, LLC, an Oklahoma limited liability company, dated May 12, 2010, recorded May 14, 2010 at Book 11366, Page 286, in the records of the County Clerk of Oklahoma County, Oklahoma, and re-recorded May 21, 2010 at Book 11370, Page 1239, in the records of the County’ Clerk of Oklahoma County, Oklahoma.

Exhibit “A-4” – Page 1

Exhibit “B”

LIST OF LEASES
(Listed by Property)

Oklahoma City Inpatient Rehabilitation Hospital

Lease Agreement dated October 17, 2011 by and between TST Oklahoma City, LLC and Mercy Rehabilitation Hospital, LLC

Guaranty of Lease dated October 17, 2011 given by Centerre Healthcare Corporation to guarantee the financial commitments and obligations of Mercy Rehabilitation Hospital, LLC related to certain premises leases to Tenant by TST Oklahoma City, LLC

Confirmation of Commencement Date dated October 17, 2011 by and between TST Oklahoma City, LLC and Mercy Rehabilitation Hospital, LLC

Assignment and Assumption of Leases and Deposits dated July 14, 2015 by and between TST Oklahoma City, LLC and CHP Oklahoma City OK Rehab Owner, LLC

South Bend Inpatient Rehabilitation Hospital

Built to Suite Facility Lease Agreement dated February 27, 2009 by and between Elm Road MOB II, LLC and Saint Joseph Regional Medical Center-South Bend Campus, Inc.

Lease Amendment dated March 28, 2013 by and between Elm Road MOB II, LLC and Saint Joseph Regional Medical Center-South Bend Campus, Inc.

General Assignment and Assumption Agreement dated March 28, 2013 by and between Elm Road MOB II, LLC and TST Mishawaka IRF, LLC

Assignment and Assumption of Leases and Deposits dated July 15, 2014 by and between TST Mishawaka IRF, LLC and CHP Mishawaka IN Rehab Owner, LLC

Cobalt Rehabilitation Hospital of Surprise

Lease Agreement dated December 30, 2015 by and between CHP Surprise AZ Rehab Owner, LLC and Cobalt Rehabilitation Hospital IV, LLC

Exhibit “B” – Page 1

Las Vegas Inpatient Rehabilitation Hospital

Lease Agreement dated January 30, 2006 by and between LVRH Properties, LLC and Las Vegas Rehabilitation Hospital

Addendum to Lease dated January 30, 2006 by and between LVRH Properties, LLC and Las Vegas Rehabilitation Hospital, LLC

Amendment No 1 to the Lease dated January 30, 2009 by and between LVRH Properties, LLC and Las Vegas Rehabilitation Hospital

Amendment No 2 to Lease dated May 2, 2009 by and between LVRH Properties, LLC and Las Vegas Rehabilitation Hospital

Amendment No 3 to Lease dated March 12, 2009 by and between LVRH Properties, LLC and Las Vegas Rehabilitation Hospital

Amendment No 4 to Lease dated June 30, 2009 by and between LVRH Properties, LLC and Las Vegas Rehabilitation Hospital

Lease Assignment and Amendment dated June 1, 2010 by and between LVRH Properties, LLC, Las Vegas Rehabilitation Hospital, LLC and HealthSouth Rehabilitation Hospital of Desert Canyon, LLC

Guaranty of Lease dated June 1, 2010 by and between HealthSouth Corporation in favor of LVRH Properties, LLC

Assignment and Assumption of Agreement dated April 8, 2011 by and between LVRH Properties, LLC and TST Las Vegas, LLC

Assignment and Assumption of Leases and Deposits dated July 15, 2014 by and between TST Las Vegas, LLC and CHP Las Vegas NV Rehab Owner, LLC

Letter regarding Guaranty of Lease dated January 24, 2018 from Encompass Health Corporation to CHP Las Vegas NV Rehab Owner, LLC

Exhibit “B” – Page 2

Exhibit “C”

LIST OF CONTRACTS
(Listed by Property)

Arizona Property - None

Indiana Property - Accounting Services Agreement dated July 15, 2014 by and between CHP Mishawaka IN Rehab Owner, LLC and Holladay Property Services Midwest, Inc.

Nevada Property - Accounting Services Agreement dated July 15, 2014 by and between CHP Las Vegas NV Rehab Owner, LLC and Holladay Property Services Midwest, Inc.

Oklahoma Property - Accounting Services Agreement dated July 15, 2014 by and between CHP Oklahoma City OK Rehabilitation Hospital and Holladay Property Services Midwest, Inc.

Exhibit “C” – Page 1

Exhibit “D”

[Intentionally Deleted]

Exhibit “D” – Page 1

Exhibit “E”

FORM OF DEED

[Adapt to local form; Subject to review by Buyer’s local counsel]

This instrument was prepared
by and should be returned to:

[_______________________________]

[_______________________________]

[_______________________________]

[_______________________________]

LIMITED WARRANTY DEED

THIS LIMITED WARRANTY DEED, made and executed as of the ____ day of __________ 20__ by [____________], a [____________], having a mailing address at [____________] (hereinafter referred to as the “Grantor”) to and in favor of [____________], a Delaware limited liability company, whose address is c/o CNL Healthcare Properties, Inc., 450 South Orange Avenue, Orlando, Florida 32801, Attention: General Counsel and Senior Vice President (hereinafter referred to as the “Grantee”);

WITNESSETH:

That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by these presents does grant, bargain, sell, alien, remise, release, convey, and confirm unto the Grantee that certain piece, parcel or tract of land situated in [____________] County, [____________], more particularly described as follows, to wit: SEE EXHIBIT “A” (hereinafter referred to as the “Subject Property”);

TOGETHER WITH all the tenements, hereditaments, easements and appurtenances, including riparian rights, if any, thereto belonging or in anywise appertaining;

TO HAVE AND TO HOLD the Subject Property in fee simple forever;

AND the Grantor does hereby covenant with and warrant to the Grantee that the Grantor is lawfully seized of the Subject Property in fee simple; that the Grantor has good right and lawful authority to sell and convey the Subject Property; and that the Grantor fully warrants the title to the Subject Property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other;

THE conveyance made herein, however, is expressly made SUBJECT TO ad valorem real property taxes and assessments for the year 20__ and thereafter, not yet due and payable, and the easements and restrictions described on EXHIBIT “B” attached hereto, the reference to which shall not operate to reimpose or modify the same.

Exhibit “E” – Page 1

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed and delivered in manner and form sufficient to bind it as of the day and year first above written.

Signed, sealed and delivered in the presence of:	[ ], a [ ]

Name:
By:

Name:

Title:
Name:

(CORPORATE SEAL)

STATE OF _____________________

COUNTY OF _____________________

The foregoing instrument was acknowledged before me this ____ day of __________, 20__ by [____________], as [____________] of [____________], a ___________________________, on behalf of the _______________. He is personally known to me or has produced ___________________________ as identification.

(NOTARY SEAL)

Signature of Notary Public

Typed or Printed Name of Notary

Commission No.:

My Commission Expires:

Exhibit “E” – Page 2

Exhibit “F”

Form of
BILL OF SALE

(__________ Property)

________________________, a ________________________ (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to GMR ___________________, LLC a Delaware limited liability company (“Buyer”), all of the fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with the real property described on Exhibit A (the “Real Property”) attached hereto and located within the Real Property (collectively, the “Personal Property”), but specifically excluding from the Personal Property any accounting software or related items, all property leased by Seller or owned by tenants or others, if any, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever.

Seller grants, bargains, sells, transfers and delivers the Personal Property in its “AS IS” condition, WITH ALL FAULTS, IF ANY, and makes no representations or warranties, direct or indirect, oral or written, express or implied, as to title, encumbrances and liens, merchantability, condition or fitness for a particular purpose or any other warranty of any kind, all of which representations and warranties are expressly hereby disclaimed and denied.

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

[Signatures appear on following page]

Exhibit “F” – Page 1

Signature Page to
Bill of Sale

SELLER:	_________________________________,
a _______________________________

By:
Name:
Its:

BUYER:	GMR ________________, LLC,
a Delaware limited liability company

[*GMR entity TBD*]

By:	Global Medical REIT L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Global Medical REIT GP LLC,
a Delaware limited liability company,
its General Partner

		By:	Global Medical REIT, Inc.,
a Maryland corporation,
its sole Member

By:
Name:
Title:

ATTACH:

Exhibit A – Real Property Description

Exhibit “F” – Page 2

Exhibit “G”

Form of

ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND

SECURITY DEPOSITS

(__________ Property)

DATE:   _______________________, 20__

ASSIGNOR:   _____________________, a ____________________

ASSIGNEE:   GMR ______________, LLC, a Delaware limited liability company

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of __________________ __, 20__ (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy certain real property described in Exhibit A attached hereto and the improvements located thereon (the “Property”); and

WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee all of Assignor’s interest (i) as landlord, under the leases described in Exhibit B attached hereto and incorporated herein pertaining to the Property, including any security deposits, letters of credit, advance rentals, or like payments held by Assignor in connection with the Leases, and all guaranties of such leases (collectively, the “Leases”), and (ii) as owner, under the service contracts (the “Contracts”) described in Exhibit C attached hereto and incorporated herein pertaining to the Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.          Assignment. Assignor conveys and assigns to Assignee all of Assignor’s right, title and interest in and to the Leases and the Contracts, together with the right to receive any and all sums and proceeds arising out of said Leases and Contracts, from and after the date of conveyance of the Property by Assignor to Assignee (the “Conveyance Date”).

2.          Assumption. Assignee assumes and agrees to be bound by all of Assignor’s liabilities and obligations pursuant to the Leases and the Contracts, if any, and agrees to perform and observe all of the covenants and conditions contained in the Leases and the Contracts, from and after the Conveyance Date.

3.          Indemnification. Assignee covenants and agrees to indemnify and hold harmless Assignor for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, arising out of any breach of any of the Leases or the Contracts by Assignee to the extent occurring from and after the Conveyance Date. Assignor covenants and agrees to indemnify and hold harmless Assignee for, from and against any actions, suits, proceedings or claims, and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith, arising out of any breach of any of the Leases or the Contracts by Assignor to the extent occurring prior to the Conveyance Date.

Exhibit “G” – Page 1

4.          Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

5.          Construction; Definitions. This Assignment shall be construed according to _______________ law, without regard to its conflicts of laws principles. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

6.          Counterparts. This Assignment may be executed in counterparts, which taken together shall constitute one original instrument.

DATED as of the day and year first above written.

[Signatures Appear on Following Page]

Exhibit “G” – Page 2

Signature Page to
Assignment and Assumption of Leases,
Contracts and Security Deposits

SELLER:	_________________________________,
a _______________________________

By:
Name:
Its:

BUYER:	GMR ________________, LLC,
a Delaware limited liability company

[*GMR entity TBD*]

By:	Global Medical REIT L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Global Medical REIT GP LLC,
a Delaware limited liability company,
its General Partner

		By:	Global Medical REIT, Inc.,
a Maryland corporation,
its sole Member

By:
Name:
Title:

ATTACH:

Exhibit A - Property Description

Exhibit B - Leases

Exhibit C – Contracts

Exhibit “G” – Page 3

Exhibit “H”

Form of
ASSIGNMENT OF INTANGIBLE PROPERTY

(__________ Property)

DATE:   _______________________, 20__

ASSIGNOR:   _____________________, a ____________________

ASSIGNEE:   GMR ______________, LLC, a Delaware limited liability company

RECITALS:

A.           Assignor presently owns the real property described in Exhibit A to this Assignment and the improvements and personal property located thereon (the “Property”).

B.           Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of _____________, 20__ (the “Purchase Agreement”), wherein Assignor agreed to sell and Assignee agreed to buy the Property;

C.           Assignor desires to sell the Property to Assignee, and in connection therewith, Assignor desires to assign to Assignee and Assignee desires to acquire Assignor’s interest, if any, in and to the following described rights, interests and property inuring to the benefit of Assignor and relating to the Property.

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

1.          Assignment. Assignor assigns, transfers, sets over, and conveys to Assignee, to the extent the same are assignable, all of Assignor’s right, title, and interest, if any, in and to (i) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Assignor and relating to the Property, (ii) any licenses, permits and approvals relating to the Property, (iii) any service marks, logos and trade names, (iv) all plans, drawings and specifications and (v) any development rights.

2.          Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

3.          Construction; Definitions. This Assignment shall be construed according to _____________ law, without regard to its conflicts of laws principles. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

DATED as of the day and year first above written.

Exhibit “H” – Page 1

ASSIGNOR:	_________________________________,
a _______________________________

By:
Name:
Its:

ASSIGNEE:	GMR ________________, LLC,
a Delaware limited liability company

[*GMR entity TBD*]

By:	Global Medical REIT L.P.,
a Delaware limited partnership,
its Sole Member

	By:	Global Medical REIT GP LLC,
a Delaware limited liability company,
its General Partner

		By:	Global Medical REIT, Inc.,
a Maryland corporation,
its sole Member

By:
Name:
Title:

ATTACH:

Exhibit A - Property Description

Exhibit “H” – Page 2

Exhibit “I”

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _______________________, a _____________________ (“Seller”), the undersigned hereby certifies the following:

1.          Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          Seller’s U.S. taxpayer identification number is ______________________; and

3.          Seller’s address is _______________________________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

Date: As of ________________, 20__

_________________________________,
a _______________________________

By:
Name:
Its:

Exhibit “I” – Page 1

Exhibit “J”

Form of
CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

[Letterhead of Party Giving Certificate (Seller or Buyer)]

_______________________, 20__

[Name of Party Receiving Certificate (Seller or Buyer)]
[Address of Party Receiving Certificate]
[City, State]

Ladies and Gentlemen:

The undersigned hereby certifies that all of the representations and warranties made by it in Section ____ of the Purchase and Sale Agreement dated as of _____________________, 20__ (the “Purchase Agreement”) between the undersigned, as [insert Seller or Buyer], and you, as [insert Seller or Buyer], are true and correct as of the date hereof in all material respects, except as follows: [insert “none” or exceptions], which shall survive the date hereof for the period and subject to the limitations provided in the Purchase Agreement, and thereafter shall be null and void. The undersigned further ratifies and confirms the continued applicability of, and the understandings and agreements of the undersigned set forth in, such Section ____.

Very truly yours,

_________________________________,
a _______________________________

By:
Name:
Its:

Exhibit “J” – Page 1

Exhibit “K”

PROPERTY INFORMATION

I.	Existing Title Policy

2.	Underlying Title Documents

3.	Existing Survey, site plan

4.	[Intentionally Omitted]

5.	Property Level Operating Statements (Year to Date)

6.	Current Year Budget

7.	Broker’s Sale Package

8.	General Ledger Report

9.	CAM Reconciliation/CAM Budget:

a)	Current Year CAM Estimates; and

b)	Back up documentation to support CAM Reconciliation:

1)	Operating Expense Recovery Schedule;

2)	Schedule of Tenant Reimbursements (i.e. electricity sub-metered) previously billed; and

3)	Tenant ledgers (to show what was actually billed).

10.	Tenant Financial Reports, certified personal financial statement of any lease guarantors

11.	Tenant Contact List

12.	Service Contracts

13.	Utility Bills, list of all accounts with service providers, past two years

14.	Property Tax Bills (Current year and Previous 2 years), special assessment info if any

15.	Property Insurance -, both Tenant Certificates and Property Casualty and Liability including loss run reports, and if applicable, Elevation Certification for Flood Insurance

16.	Personal Property Inventory

17.	Aged Receivables Report

Exhibit “K” – Page 1

18.	Existing Environmental Reports

19.	Site/Floor/Building Plans (as-builts), CAD files if applicable

20.	BOMA square footage calculations

21.	Existing Seismic Report (if applicable)

22.	Certificate of Occupancy (shell and all suites)

23.	Property photos; interior and exterior, aerials

24.	REA (Declarations) (if any)

25.	Schedule of Litigation (if any)

26.	Building Permits and Warranties (roof, mechanical, construction)

27.	Zoning Compliance Letter, note violations, if any

28.	Property Management Contract

29.	Development Agreement (if any)

30.	Association Documents, shared parking agreements, shared services, if any, applicable budgets

31.	Lease Abstracts, if available

32.	Tenant Leases (including all amendments, exhibits and correspondence)

33.	List of open base building and tenant improvement construction, architectural or consultant agreements

34.	Existing licenses and permits (including, without limitation, all licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any governmental authorities or agencies affecting the applicable Properties which are held by Sellers or by affiliates of Sellers (or by property manager(s) for the benefit of Sellers)

SELLERS TO PROVIDE BUYERS WITH CURRENT FINANCIALS, ALL ORIGINAL TENANT LEASES (INCLUDING ALL AMENDMENTS, EXHIBITS AND CORRESPONDENCE) WITHIN ONE (1) BUSINESS DAY FOLLOWING THE CLOSE OF ESCROW.

Exhibit “K” – Page 2

Exhibit "L”

Form of
TENANT ESTOPPEL CERTIFICATE

From:

(“Tenant”)

To:

(“Buyer”)

(“Landlord”)

(“Buyer’s Lender”)

Lease:	Lease dated ______________, _______, between
______________________________________________________________, a
________________________________________________________________,
and ___________________________________________________________, a
___________________________________________, as amended, modified or supplemented by ______________________________ ___________________________________ [list all amendments, addenda, letter agreements and the like] (as so amended, modified and supplemented, the “Lease”).

Premises:	Suite(s) _______, consisting of a total of ______________ rentable square feet, (the “Premises”) located in the building known as _________________, having an address of ____________, ____________, ____________ (the “Building”).

Tenant hereby certifies to Landlord and Buyer as follows:

1.          Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except as follows: [commencement agreements, modifications, assignments or amendments to the Lease and all letter agreements or, if none, state “None”.]

Exhibit “L” – Page 1

2.          The initial term of the Lease commenced on ___________________, 20____ , and the current term will expire on ____________________________, _____. The Tenant has an outstanding option to renew the Lease (which has not been waived or lapsed) for ___________________________ (_____) additional ______________ following the expiration date of the current term. Tenant has accepted and is presently occupying the Premises.

3.          The base rent under the Lease is currently $______ per month. [Tenant’s current estimated operating expense rent is $________ per month.] Tenant’s pro rata share of operating expenses for the Building is ______%. Tenant has fully paid all rent and other sums payable under the Lease on or before the date of this Certificate and Tenant has not paid any rent more than one month in advance.

4.          Tenant is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

5.          To Tenant’s knowledge, Landlord is not in default under any of the provisions of the Lease, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.

6.          All construction to be performed and the improvements to be installed by Landlord on the Premises as a condition to Tenant’s acceptance of the Premises, if any, have been completed and fully accepted by Tenant. All amounts to be paid by Landlord to Tenant for work performed by Tenant pursuant to any tenant improvement allowance have been paid in full. Any and all other leasing incentives, amounts which the Lease expressly requires to be paid by Landlord to Tenant or amounts to be credited against Tenant rent due under the Lease for any reason (exclusive of operating expense adjustments as may be applicable under the Lease) have been fully paid or credited as applicable, and no such amounts remain outstanding or remain to be credited.

7.          All construction to be performed and the improvements to be installed by Tenant on the Premises, if any, have been completed. All amounts to be paid by Tenant for such construction and/or improvements have been paid in full.

8.          As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment of rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.

9.          Tenant has paid to Landlord a security deposit in the amount of $____________ [alternatively: Landlord is holding a letter of credit to secure Tenant’s obligation under the Lease is the amount of $_______________]. [The obligations of Tenant are guaranteed by ________________, in accordance with the terms of the guaranty dated _______________.]

10.         Tenant has not subleased, assigned, pledged, hypothecated, or otherwise encumbered all or any portion of its interest in the Lease.

11.         Tenant has no existing right of refusal, right of offer, or expansion rights, except _____________ (all other rights, if any, having been waived or deemed waived). Tenant has no purchase option or other right to purchase the Premises or the Building.

Exhibit “L” – Page 2

12.         There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

13.         The Premises is being operated as an inpatient rehabilitation facility, having ___ number of beds or Residents.

14.         As of the date hereof, Tenant holds the following licenses:_____________________ (collectively, the “Current Licenses”). The Premises is in full compliance with the Current Licenses, and Tenant has not received any written notice from a governmental authority (including, without limitation, ____________________) alleging any violation under any Current Licenses that has not been previously remedied or stating any intention to cancel, terminate, suspend, or not renew any of the Current Licenses. There are no open or outstanding plans of correction with respect to the Premises.

15.         [ADD TO ESTOPPEL FOR OKLAHOMA FACILITY ONLY] All obligations of Landlord under that certain Development Agreement dated of October 17, 2011, by and among TST Oklahoma City, LLC, as Owner and predecessor-in-interest to Landlord, The Sanders Trust, as Developer, and Tenant (the “Development Agreement”) have been satisfied. Tenant acknowledges that upon its acquisition of the Building, Buyer will not assume the Development Agreement, will not be a party to the Development Agreement and will not have any of the obligations of Owner thereunder.

16.         Tenant understands that this Certificate is required in connection with Buyer’s acquisition of the Building, and Tenant agrees that Landlord, Buyer, Buyer’s Lender and their respective assigns (including any parties providing financing for the Building) will, and shall be entitled to, rely on the truth of this Certificate. Tenant agrees that such parties will, and shall be entitled to, rely on the representations in this Certificate as being true and correct and continuing to be made, unless Tenant notifies Landlord and Buyer of a change in this Certificate prior to the closing.

17.         The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

EXECUTED on this _____ day of _________________, 20___.

TENANT

_________________________________,
a _______________________________

By:
Name:
Its:

Exhibit “L” – Page 3

Schedule 2

EARN OUT CONDITIONS

The Earn-Out relates to and shall be applicable to the Purchase Price allocated to the Arizona Property. If the Earn-Out Sale occurs on or before May 31, 2019, Sellers shall receive an earn-out in the amount of One Million Dollars ($1,000,000) (the “Earn-Out Amount”), which Buyers shall pay in a single lump-sum payment upon the expiration of the Survival Period in Section 17.1, subject to a right of offset against any amounts subject to claims brought by Buyers against Sellers under Section 17.1 prior to such date. Buyer shall deliver written notice to Seller evidencing completion of any Earn-Out Sale prior to 11:59 PM Eastern on May 31, 2019.

As used herein, the term “Earn-Out Sale” shall mean the proposed merger or acquisition, direct or indirect, of the current tenant occupying the Arizona Property by a reputable operator with (or having a guarantor with) an EBITDAR at the time of the acquisition of no less than $25,000,000 as determined on a rolling twelve-month basis.

As used herein, the term “EBITDAR” shall mean, for any period, such entity’s net operating income, adjusted to add thereto, (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization expense; and (iv) rental expense. Buyer shall use commercially reasonable efforts to approve any Earn-Out Sale prior to May 31, 2019.

Schedule 2

Schedule 10.1.5

CAPITAL EXPENDITURE RESERVE ACCOUNTS

Cobalt Rehabilitation Hospital of Surprise - $96,743.54 (see attached detail)

South Bend Inpatient Rehabilitation Hospital - $270,295.16 (see attached detail)

Schedule 10.1.5

Capital Expenditure Reserve Accounts

Property Owner	Property Name	Bank	Statement Date	Balance

CHP Surprise AZ Rehab Owner, LLC	Cobalt Rehabilitation Hospital of Surprise	Mutual of Omaha Bank	1/31/2019	$96,743.54

CHP Mishiwaka IN Rehab Owner, LLC	South Bend Inpatient Rehabilitation Hospital	Key Bank	2/28/2019	$270,295.16

Schedule 10.1.5